Exhibit 99.2

John H. Harland Company
Transcript of FY 2004 Q2 Earnings Conference Call
July 30, 2004


Operator
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Good day everyone and welcome to the John H. Harland Company second quarter 2004 earnings results conference call. Just a reminder, this call is being recorded. And, at this time for opening remarks and introductions, I'd like to turn the call over to Mr. Henry Bond, Vice President, Investor Relations and Treasurer. Please go ahead sir.

Henry Bond  - John H. Harland Company - Treasurer and VP Investor Relations
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Thank you, Vickie. Thanks for joining us on Harland's 2004, second quarter earning conference call. Also with me this morning are Tim Tuff, Chairman and Chief Executive Officer and Charlie Carden, Chief Financial Officer. In accordance with Reg FD this call is open to all interested parties and is being broadcast live over Harland's website at www.harland.net.

I would like to make a brief cautionary statement that certain words and phrases such as "should result" or "will continue", "estimated" or "projected", and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

These statements are necessarily subject to certain risks and uncertainties that could cause the actual results to differ materially from the company's historical experience and present expectations or projections.

Caution should be taken not to place undue reliance on such forward-looking statements that speak only as of this date. The very factors that affect the company's financial performance could cause the actual results for future periods to differ materially from any opinions or projections.

These factors are discussed in some detail in our press release, our 10K and our 10Q and I would refer you to these for further clarification.

With that out of the way, I will turn the call over to Charlie Carden.


Charlie Carden  - John H. Harland Company - Senior Vice President and CFO
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Thank you, Henry and good morning.

For the second quarter of 2004, Harland sales of $193.0 million were up about $600,000 or 0.3% from $192.4 million for the same period a year ago. Net income for the second quarter was $8.9 million, down $2.4 million or 21.2% from last year's second quarter reported net income of $11.3 million. Diluted earnings per share for this year's second quarter were $0.31 per share, down $0.09 per share, or 22.5%, from diluted earnings per share of $0.40 reported for the second quarter of 2003.

The second quarter of 2004 results included pre-tax expenses totaling $6 million, equivalent to $0.14 per share, for exit costs and severance charges related to the reorganization of the Company's Printed Products segment and $1.3 million of pre-tax severance charges, equivalent to $0.03 per share, related to cost reduction initiatives in the Company's Software & Services segment.

Significantly improved operating performance in our Scantron segment combined with slightly improved operating performance for the Software & Services segment was more than offset by a decline in Printed Products.

Turning to operations, the previously mentioned increase of $600,000 in consolidated sales for the second quarter of 2004 reflected sales improvements in the Software & Services segment and the Scantron segment which more than offset the decrease in Printed Products. Sales for Software & Services increased 12.8% compared with last year, due primarily to acquisitions and increased sales for Credit Union Core Systems and Retail Solutions. Sales for Printed Products decreased 4% due primarily to lower average prices and lower volumes in Checks and lower volumes in Integrated Client Solutions partially offset by increased sales for Harland Business Solutions. Sales for Scantron were up 1.4% compared with last year due to increased forms and software sales in Testing & Assessment and increased systems sales in the Service Group, partially offset by lower sales of imaging solutions and forms in data collection.

Exit costs and severance charges related to the Printed Products reorganization and cost reduction initiatives in Software & Services affected consolidated cost of sales and consolidated SG&A expenses for the second quarter of 2004. Consolidated costs of sales for the second quarter of 2004 included $2.9 million of exit costs related to the Printed Products reorganization and $260,000 of severance charges related to Software & Services cost reduction initiatives, while consolidated SG&A expenses included $3.1 million of exit costs related to Printed Products reorganization and $1.1 million of severance charges related to the Software & Services cost reduction initiatives. Exit costs within SG&A expenses included a $2.3 million impairment charge related to the write-down of a Printed Products facility, which closed during the quarter, to its estimated fair value.

Consolidated gross profit for the second quarter of $92.2 million was 47.8% of sales, down from 48.6% for the same period last year. The decline was the result of the $3.2 million of exit costs and severance charges for the Printed Products and Software & Services segments included in consolidated costs of sales, which more than offset the impact of favorable changes in sales/mix, cost management and productivity improvement initiatives. Consolidated SG&A expenses for the second quarter of $76.7 million were 39.7% of sales, up from 38.3% for the same period last year. The increase resulted from $4.2 million of exit costs and severance charges for the Printed Products and Software & Services segments, which were included in SG&A expenses, partially offset by decreased expenses in Printed Products and Scantron attributable to cost reduction initiatives.

The balance of my comments will be focused on the operations of our three business segments.

The Printed Products segment consists of Checks, Harland Business Solutions and Integrated Client Solutions, which is the combination of the Direct Marketing / Investment Services and Analytical Services business units.

The Software & Services segment consists of Harland Financial Solutions, which includes Core Systems and the Retail & Lending Solutions groups.

The Retail and Lending Solutions group is the combination of the Delivery Systems, Mortgage Solutions and Retail Solutions business units. Retail and Lending includes GreatDocs, the electronic mortgage document business acquired from Greatland Corporation on April 30, 2004. Core Systems includes Premier Systems, Inc., a provider of service bureau services for credit unions, acquired in early June 2003, and credit union and banking systems.

Scantron is the third segment and includes Data Collection, Testing and Assessment, and the Services Group.

Printed Products segment income in the second quarter decreased 36.9% from $17.0 million in 2003 to $10.7 million in 2004 due in large part to the $6.0 million of exit costs related to the segment reorganization announced last September. Sales decreased 4% from $123.1 million in 2003 to $118.2 million in 2004. The sales decrease resulted from a 4.8% decrease in Checks sales and a 16.6% decrease in Integrated Client Solutions sales, partially offset by a 7.8% increase in Harland Business Solutions sales.

The decrease in check sales was primarily attributable to a 5.6% decrease in average price per unit, which resulted from the very competitive check environment over the last 18-24 months. A 1.1% decline in Checks unit volume in its domestic imprint operations for the quarter compared with the same period a year ago adversely affected Checks sales to a lesser degree. The unit volume decline continues to reflect a general market decline and customers losses in the Checks business unit that were announced last year, which were partially offset by the favorable impact of a package size reduction, new business announced last year and increased volumes in some large accounts.

As mentioned earlier, Integrated Client Solutions sales were down 16.6% compared with the prior year and continued to be adversely affected by weak pricing and volumes in the market segments we serve: direct marketing and investment services.

Harland Business Solutions sales were up 7.8% compared with the prior year due to the addition of a new retail customer near the end of the first quarter and increased fulfillment sales with an existing customer.

The impact of exit costs, severance charges and the sales decrease in the second quarter of 2004 compared with the second quarter 2003 was partially offset by process improvements and new technology in Checks manufacturing operations, which resulted in a 16.8% reduction in domestic imprint operations headcount and lower selling and marketing expenses resulting from cost reduction initiatives.

As mentioned earlier, Software & Services reported a sales increase of 12.8% in the second quarter compared with the same quarter a year earlier, primarily due to the PSI and GreatDocs acquisitions. Organic growth was 3.9% for the quarter compared with the prior year with increased sales in Core Systems and Retail Solutions being partially offset by lower sales in the compliance businesses.

In addition to the sales increase, backlog increased 36.6% from last year's second quarter to $97.4 million. The increase in backlog from the prior year was due to stronger bookings over the past twelve months. Excluding the impact of the GreatDocs acquisition backlog increased 34.9% from last year's second quarter. Backlog decreased 2.6% from last quarter due to weaker second quarter bookings.

Segment income for Software & Services was $3.6 million, up 1.3% compared with 2003. Lower sales from the compliance business and severance costs for cost reduction initiatives substantially offset the favorable impacts of the PSI acquisition, the increased Core Systems and Retail Solutions sales and lower on-going operating expenses.

Scantron's sales increased 1.4% to $27.8 million in the second quarter compared with $27.4 million for the same period last year. Increased maintenance service sales in the Service Group; increased standard forms, and software and services sales in Testing and Assessment; and increased survey services sales in Data Collection, were partially offset by lower imaging solutions and custom forms sales in Data Collection.

On a segment income basis, Scantron had another very strong quarter. Segment income was up significantly, 43.7% for the quarter, due primarily to the impact of cost reduction actions during 2003 and the sales increase previously discussed.

Interest expense for the second quarter was $1.0 million, a decrease of about $500,000 from last year primarily due to lower effective interest rates and lower debt outstanding. Long-term debt, including the current portion, was $115.1 million at quarter-end, down $24.3 million compared with $139.4 million at the quarter-end of last year. This is indicative of our strong cash flow during the twelve months ended June 25, 2004, considering the $40.7 million of stock repurchases, $40.1 million of up-front contract payments and a net of $5.9 million for acquisitions during the period. Refundable contract payments for the second quarter of 2004 were $10.5 million compared with $18.7 million for the same period in 2003.

The effective tax rate was 35.0% for the second quarter of 2004 compared with 36.3% for the second quarter of 2003. The decline in the effective tax rate largely reflects favorable adjustments related to the partial settlement of an IRS examination, the favorable renewal of an industrial revenue grant in late 2003 related to the Company's operations in Puerto Rico and a reduction in the effective state rate. The effective rate for ongoing 2004 operations remains unchanged at approximately 37.5%.

During the second quarter, we repurchased 577,800 shares at an aggregate cost of $17.6 million, or an average purchase price of $30.40 per share. There are approximately 1.9 million shares remaining available for purchase under the current stock repurchase authorization.

At its July 27, 2004 meeting, the Board increased the quarterly dividend by $0.025 per share, from $0.10 to $0.125 per share.

Turning to the outlook. Even with an increase in expenses related to the implementation of a major new contract for Checks that will not begin production until December, we expect third quarter earnings on a GAAP basis to be in the $0.47 to $0.52 per share range, which includes approximately $0.08 per share of exit costs and severance charges for the Printed Products and Software & Services segments. Earning for the third quarter of 2003 were $0.52 per share.

For the full year, we expect earnings on a GAAP basis will be in the $1.94 to $1.99 range, unchanged from our previous guidance. The full year range includes approximately $0.25 per share of exit costs and severance charges for the Printed Products and Software & Services segments. We expect capital expenditures for the full year will be in the range of $27 to $32 million; interest expense should total approximately $4.5 million for the year; depreciation and amortization should total approximately $75 million for the year and weighted average diluted shares should be approximately 28.5 million for the year.

That concludes the financial discussion. I would now like to turn the call over to Tim.

Tim Tuff  - John H. Harland Company - Chairman and CEO
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Thanks Charlie, and, as always, thank you all for joining us this morning as we discuss our results for the second quarter and outlook for the rest of the year.

We are pleased with our results for the second quarter, which were in line with our expectations and reflect the progress we have made in each of our three segments. In Printed Products, we won a significant new check account and our plant consolidation remains on track and under budget. In Software & Services, we completed one acquisition, recently announced another and began installing our new mortgage product. And, in Scantron we announced five strategic partnerships in our Testing and Assessment business.

I'd like to now give you an overview of each of our segments, starting with Printed Products.

We are seeing good momentum in Printed Products in generating new business and in reducing costs. Printed Products' sales and segment income, which were down in the quarter year-over-year, don't fully reflect this momentum.

In terms of generating new business, we continue to strengthen our position in our target market of community banks and credit unions. However, the big news from the quarter is that we won a significant new check account with a large national bank. We won it on the basis of our value proposition. We are a provider of products and services to financial institutions that all work together. We promote the bank's brand. We do not compete with them for their check customers' business. We are able to help cross-sell and up-sell the bank's products to their customers on a one-to-one market basis. Harland is uniquely positioned to do this because of our combination of business intelligence and digital printing technology.

Related to our value proposition are our two outsourcing models for financial institutions - HarlandConnect for the consumer market and HBS Advantage for the commercial market - through which we deal directly with the end consumer on behalf of the financial institution. Both programs are up and running, and the number of transactions being processed through them continues to increase. In time, this should positively impact the value of each unit sold.

We are seeing this value proposition, which was originally designed for community banks, become of increasing interest to financial institutions of all sizes, and it was key to our winning the previously mentioned new account.

This new business will be our largest account, and it is expected to represent approximately 5.0% of our consolidated revenue on a go-forward basis. It will have a significant impact on revenue and unit volume, but it will come at lower-than-average margins as you would expect of a large national account. We anticipate that this business will commence late in the fourth quarter. Accordingly, implementation costs that will be incurred prior to the start of the new business will result in a net cost to Harland for 2004, which is reflected in our guidance.

We continue to see the impact of the competitive pricing environment of the last 18 months. Overall unit price was down 5.6% in the quarter year-over-year. This largely reflects the up-front payments that were offered in the market in 2002 and 2003. However, I believe the pressure on up-front payments is definitely diminishing, and while it will take some time to see the effect of this on our results, the trend is encouraging.

Unit volumes were down 1.1% in the quarter. With the addition of the new account, year-over-year unit volumes should now start to increase in Q4, if not sooner.

At the same time that we are working to increase revenue, we continue to reduce costs. Printed Products' reorganization is progressing on time and below budget, and the final plant will be consolidated in the third quarter. The plant consolidation portion of the reorganization has gone exceptionally well, with service levels being maintained or even increased as we've gone through the process and our digital technology is hitting record levels of productivity, which is favorably impacting costs.

Harland Business Solutions sales were up 7.8% in the quarter year-over-year, which came from a mix of new accounts and increased sales to existing customers. Building on the success we've had with digital technology in our consumer check printing facilities, we have started implementing it for our business products too. The implementation is going well, and we expect we will be able to realize similar levels of improvement to those that we've seen in our consumer check printing operations.

Integrated Client Solutions had a weak quarter. We consolidated our direct marketing production facility into one of our imprint facilities, which will result in some efficiencies; however, we don't foresee a fundamental change in this business in the near future.

Turning now to Software & Services, which is composed of two business groups:
Retail and Lending, and Core Systems. Segment sales grew 12.8% in the quarter year-over-year, driven largely by the acquisition last year of PSI, a service bureau for credit unions. Organic growth was 3.9% in the quarter year-over-year; it had been flat in the first quarter. Increases in our Core Systems and Retail Solutions businesses were offset by continued weak sales in our compliance businesses. Segment income grew 1.3% and included severance costs related to cost reduction initiatives.

We're pleased with the increase in organic growth. We also continue our strategy of making acquisitions that complement our existing business. During the quarter we completed the acquisition of assets related to the electronic mortgage document product line from Greatland Corporation. These assets include an electronic mortgage document library, which will enhance our mortgage solution offerings.

We recently announced the acquisition of assets from Mitek Systems. These products will assist our customers in gearing up for Check 21. Both of these acquisitions are being tightly integrated into our software operations and you'll see them reflected in future results.

Our software business is now reaching critical mass, and we are increasingly able to run the business on an integrated basis, which is enabling us to take out costs and drive margins closer to industry standards. Second quarter results included severance charges of $0.03 per share, and we expect to be able to take further actions in the third quarter to further streamline our operations.

Core Systems sales grew 32.9% in the quarter, again largely attributable to the acquisition of PSI in early June of last year. There is rapid consolidation occurring in the core processing industry, and many financial institutions are opting to stay with their existing vendors until some of the dust settles. As a result, we expect to see fewer financial institutions, who are utilizing older core systems, choosing to implement new solutions than we have seen previously.

However, we continue to differentiate Harland from other core processing providers by integrating other Harland products and services into our core processing solutions for both credit unions and banks, a strategy that enables us to expand relationships with our existing core processing customers and increase the size of our served markets.

Retail and Lending includes Retail Solutions and our two compliance businesses--Delivery Systems and Mortgage Solutions. While we executed well in the second quarter, overall Retail and Lending sales were down 1.4% due to continued weakness in the compliance market.

In Mortgage Solutions, we have installed our new product, E3, in more than 70 financial institutions. However, you won't see revenue from these installations begin to be recognized until late in the third quarter or early in the fourth.

We have been saying for some time that banks are investing in their brick and mortar branches, and we're seeing some of this investment in results from our Retail Solutions business. This business, which includes branch automation solutions, grew 8.3% in the quarter.

An excellent example of how far we've come in our software business is our annual user conference. This year's conference, which was held in June, was the largest in our history, with more than 1,600 attendees and more than 70 strategic partners represented. It was also the first time that users of all of our software products and services and customers from each of our software businesses came together in one conference.

Let me turn now to Scantron. Overall, Scantron had another solid quarter, with sales growing 1.4% year-over-year and segment income increasing 43.7%. The increase in sales is attributable to both Testing and Assessment, and Scantron Service Group - particularly the latter. All three businesses contributed to the increase in segment income.

Testing and Assessment sales grew 1.9% in the quarter, year-over-year, with our traditional business continuing to hold its own. This was achieved during a period of very tight state budgets. We believe that some of the current constraints on education budgets could loosen next year, which should speed up rates of adoption of some of our new technology products.

We announced five strategic partnerships for our Testing and Assessment business in the second quarter. These partnerships with Microsoft, SchoolNet, TetraData, Intel and Kaplan enhance our product offering and should further expand our market penetration.

Achievement Series, our Web-based, content-neutral testing platform began its pilot tests at the end of the first quarter. The pilots are going well, with three of the four pilot sites already deciding in the second quarter to purchase the product.

In Data Collection we saw a decline in our lower margin imaging products and in custom forms, which contributed to a 3.7% sales decline in the quarter. However, there was a significant increase in our survey services business, attributable to a number of new accounts, and the segment income of this group overall did increase.

Scantron Service Group, which was down in the first quarter, rebounded in the second with sales up 6.0% year-over-year. Pricing in our renewal business remains competitive, but we continue to do a good job winning new business and maintaining high levels of customer satisfaction.

To recap, we had a good, solid quarter and we continue to execute our strategy. Since our last conference call, we have made two small acquisitions, repurchased an additional 577,800 shares of stock, increased our quarterly dividend from $0.10 per share to $0.125 per share, won a significant new check account and announced five strategic partnerships in the education industry.

From an earnings perspective, as Charlie mentioned, we expect third quarter results to be in the range of $0.47 to $0.52 per share, which includes an estimated $0.08 per share of exit costs and severance charges. For the full year, we still expect earnings to be in the range of $1.94 to $1.99 per share, which includes an estimated $0.25 per share of exit costs and severance charges.

With that I'll open it up to any questions.

Operator
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Thank you and the question and answer session will be conducted electronically today. Anyone wishing to ask a question may signal by pressing the star key followed by the digit one on your touch tone telephone. And, once again, that is star one to ask a question and we'll pause for just a moment.

QUESTION AND ANSWER


Operator
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Our first question today will come from John Kraft with D.A. Davidson. Please go ahead.

John Kraft  - D.A. Davidson - Analyst
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Good morning and nice job on the quarter.

Tim Tuff  - John H. Harland Company - Chairman and CEO
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Thanks, John.


John Kraft  - D.A. Davidson - Analyst
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A couple of follow-up questions. The $0.25 that you expect for the full year due to the restructuring charges and whatnot...you know that's up from what you have been expecting before...any chance, any expectation, that some of those charges could spill into 2005?

Charlie Carden  - John H. Harland Company - CFO
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We don't anticipate at this point that they'll be going into 2005, although it's possible I guess. Right now we expect all of those charges to be incurred, with the majority of it being incurred in the third quarter, and there will be a little bit of fall off in the fourth. In terms of the increase it largely reflects the actions that we have taken in the software area.

John Kraft  - D.A. Davidson - Analyst
-------------------------------------------------------------------------------

Okay. And then, specifically regarding the Software & Services charges, have those restructurings.... I guess, I'm trying to get to your target of the 20%
operating margins and expectations for when you can get there. Is that something that you think you can start seeing in 2005, and those charges that you're taking obviously are going to help you get there a little sooner then?

Tim Tuff  - John H. Harland Company - Chairman and CEO
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Let me explain those charges, John. You know we've grown in the Software &
Services space by acquisition and we've had multiple business units. And, as you know, our strategy is to integrate those acquisitions right out of the get-go. Over time though, we've migrated to basically two business units...Core Processing, and then Retail and Delivery. As we do that, there is opportunity to streamline a lot of the SG&A costs. We only need two financial groups, one in every unit, for example. And what you're seeing is that integration and the benefits of that integration now taking place. Obviously, there are severance charges associated with that and we look for that to be completed this year.

John Kraft  - D.A. Davidson - Analyst
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And as far, though, the target margins, 20% further still?

Tim Tuff  - John H. Harland Company - Chairman and CEO
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Our targets have not changed. Those are industry levels and we see no fundamental reason why we cannot get to industry levels.

John Kraft  - D.A. Davidson - Analyst
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Is it reasonable to assume you can get there in 2005?


Tim Tuff  - John H. Harland Company - Chairman and CEO
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Obviously, our objective is to get there as soon as we can.

John Kraft  - D.A. Davidson - Analyst
-------------------------------------------------------------------------------

Okay. And last question on the Scantron business...a couple things. The survey business was up, I guess two parts, is that attributed to the "Leave No Child Behind" legislation and second, you suggested that school budgets could loosen. I was just kind of curious for your reasoning or basis for that.

Tim Tuff  - John H. Harland Company - Chairman and CEO
-------------------------------------------------------------------------------

Okay, the Survey Services is not related to "No Child Left Behind." That is actually commercial applications of the technology in customer satisfaction and employee satisfaction work. And we actually landed a number of significant brand name accounts during the quarter and some of that is already flowing through to our sales.

"No Child Left Behind" is important for our Testing and Assessment operations and all of our products are designed for "No Child Left Behind." In fact, the Department of Education has actually been promoting us in some of their publicity as an example of products that help schools conform to the requirements of "No Child Left Behind." I think that will continue to be a positive for our business.

In terms of the budgets, what we're seeing, what we saw last year was, what I want to say acute distress in all state budgets and that really filtered down to the school district level. They were even having difficulty maintaining the number of teachers in the state, let alone spend anything on discretionary expenditures. I actually think the state revenues are picking up. I think that as that happens education, which is a hot political issue right across this country, will get priority and within increases in expenditure in education, the Testing Assessment will be close to the top. And I see that positively impacting our business.

John Kraft  - D.A. Davidson - Analyst
-------------------------------------------------------------------------------

Okay, thank you.

Operator
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And our next question is from Brian Foote with IRG. Please go ahead.

Brian Foote  - IRG - Analyst
-------------------------------------------------------------------------------

A couple of questions...one clarification. You said that the new contract with the financial services institution was a...would represent 5% of total revenue for next year?

Tim Tuff  - John H. Harland Company - Chairman and CEO
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Approximately.

Brian Foote  - IRG - Analyst
-------------------------------------------------------------------------------

Okay. In terms of that new customer, maybe some details, would that lower then blended average margin be both...on the gross and operating side, and are we talking about, I guess, directionally how much lower?

 Tim Tuff  - John H. Harland Company - Chairman and CEO
-------------------------------------------------------------------------------

Well, we don't obviously just comment on the profitability of specific accounts. Let's say this is a profitable business, but we do expect it to be below average margin because of its size.

 Brian Foote  - IRG - Analyst
-------------------------------------------------------------------------------

Okay. In terms of the pressure that you say loosening up on up-front payments, how should we be looking at that for the rest of the year and going forward?

Tim Tuff  - John H. Harland Company - Chairman and CEO
-------------------------------------------------------------------------------

A lot of that depends on, you know, specific contracts that we might win. So I don't think up-front payments are going to go away completely. But as a percentage of revenue, they are definitely...we are seeing a decline, and I expect that you will see that reflected as we go forward.

Brian Foote  - IRG - Analyst
-------------------------------------------------------------------------------

Okay. Now in terms of your focus on reducing the number of printing facilities, how many have we gotten down to right now and are we still on plan for the year-end target?

Tim Tuff  - John H. Harland Company - Chairman and CEO
-------------------------------------------------------------------------------

We are still on plan, actually at the end of this quarter we will be down to the final number, which is nine.

Brian Foote  - IRG - Analyst
-------------------------------------------------------------------------------

And gaining this new contract, presumably you have the capacity to handle this with those nine?

Tim Tuff  - John H. Harland Company - Chairman and CEO
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Yes we do.

Brian Foote  - IRG - Analyst
-------------------------------------------------------------------------------

In terms of capacity utilization right now, and looking forward at next year's forecast, are there any considerations for further elimination of facilities?

Tim Tuff  - John H. Harland Company - Chairman and CEO
-------------------------------------------------------------------------------

There are no consideration of further reduction in number of plants at this time.

Brian Foote  - IRG - Analyst
-------------------------------------------------------------------------------

Okay. On the Software & Services side, I know you've answered some questions about it. The charges, where exactly did these employees come from and how are we assessing further reductions going forward?

Tim Tuff  - John H. Harland Company - Chairman and CEO
-------------------------------------------------------------------------------

This really is a function, as I explained of...we have grown that business all through acquisition, or primarily through acquisition, and we've brought on individual business units. We're now at the point where we have integrated products; and we are at the point where we can integrate a lot of the SG&A functions; and we are moving from multiple business units down to two operating groups, and that allows us to take out costs in SG&A.

Brian Foote  - IRG - Analyst
-------------------------------------------------------------------------------

Okay, great.  I'll get back in the queue, thanks.

Operator
-------------------------------------------------------------------------------

At this time there is one name remaining in the roster, so if there are any additional questions, press star one at this time.

We'll now go to Shane Diamant with Stephens Incorporated.

Shane Diamant  - Stephens Incorporated - Analyst
-------------------------------------------------------------------------------

Good morning.

Tim Tuff & Charlie Carden - John H. Harland Company
-------------------------------------------------------------------------------

Good morning.

Shane Diamant  - Stephens Incorporated - Analyst
-------------------------------------------------------------------------------

I had a question, or a couple of questions on the, I guess, level of charges going forward. I know, at the beginning of this quarter we were expecting $0.12, it came in at $0.18 and it sounds like those costs will be winding down. But I guess, listening to your plans for integration within Harland Financial Solutions and the Software & Services in general, I guess...how can we get comfort that those costs in fact will be going away and these, I guess, integration efforts won't turn into more of an ongoing effort as you continue to make acquisitions?

Tim Tuff  - John H. Harland Company - Chairman and CEO
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Well I heard two things. Let me clear up, we report our numbers and we give guidance in GAAP numbers. We try and provide you with an explanation of what is behind those numbers and that's why we specifically identify any costs related to one-time costs. In terms of looking for cost improvements, we obviously look at that on an ongoing basis, on a regular basis. In terms of the cost associated with us moving from multiple business units down to these two core units in Financial Solutions, that will be completed this year.

Shane Diamant  - Stephens Incorporated - Analyst
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Okay, switching gears a little bit to the, just a couple of follow-up questions on the customer retention payments. Back in the first quarter, I believe your Q indicated that you had re-signed your largest FI check contract another five and a half years and the first quarter payment, I believe, were around (inaudible) million. Then in the Q it indicated that the payment stream for those payments would be $64.6 million, and I think, out through 2009.

Will you have a similar impact, I guess since you actually signed an even bigger contract this quarter? For what, I guess the $10 million, $10.5 million that you spent in this quarter...is that indicative I guess of what we can associate with that size of a contract?

Tim Tuff  - John H. Harland Company - Chairman and CEO
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Well I make... I'll turn over to Charlie to explain how up-front payments work.
But, I make the comment that, which I made in my commentary, that we actually see up-front payments declining in importance. And so, even though we probably signed the largest account in our history, you should not assume that up-front payments on a proportional basis. I really think that up-front payments, the first thing is to get them recognized over the term of the contract. I have never been a big supporter of the up-front payments as a strategy anyway. We are now seeing encouraging signs that is reducing as a form of price competition.

That's not to say that there isn't price competition going on, but in terms of seeing it structured in these up-front payments, I think that that is declining. Let me hand it over to Charlie to explain the specifics on the numbers.

Charlie Carden  - John H. Harland Company - CFO
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What you're seeing in the numbers is really two types of payments. In some contracts, all of the up-front amount is made at the initiation of the contract and then it is amortized over the life, going forward. In other contracts, there are anniversary payments. You might have an agreement to pay a certain total amount over the life of the contract, but you would generally pay it at the beginning of the contract and then each anniversary date thereafter. You are seeing a blend of both of those.

The new contract that we have signed that Tim was talking about is at a much lower level of up-front payment than the ones that we have been announcing over the last several quarters prior to this. That payment is not reflected in the second quarter, it will not show until the contract begins.

Tim Tuff  - John H. Harland Company - Chairman and CEO
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The other thing, Shane, there is typically a time lag between a contract being signed and then that up-front payment occurring, because that up-front payment will be timed with the actual, fiscal start of that contract coming on stream.

Shane Diamant  - Stephens Incorporated - Analyst
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Okay, so for this payment for the new contract then it's going to be on an anniversary basis then...is that what you said Charlie?

 Tim Tuff  - John H. Harland Company - Chairman and CEO
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We don't comment on specifics of individual contracts, but I said that whereas when these up-front payments first came into the market place, I'd say the bulk of them were true up-front payments, increasingly seeing them spread over the term of the contract. I think you see them now increasingly spread over the term of the contract, but also reduced in size.

Shane Diamant  - Stephens Incorporated - Analyst
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So then I guess maybe another way of looking at it, the $10.5 million that showed up in the cash flow statement, we shouldn't expect that to increase, at least on a quarterly basis going forward then. I think that kind of echoes what you've said.

Tim Tuff  - John H. Harland Company - Chairman and CEO
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Of course, a lot depends on what contracts we may win.

Charlie Carden  - John H. Harland Company - CFO
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On average income that would be right, you may see some, you're going to see some quarters above and below average, but on average that would be right.

Shane Diamant  - Stephens Incorporated - Analyst
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Okay...and then a couple of other questions, if I can. The total savings expected now from the plant consolidation, have those numbers changed at all?

Tim Tuff  - John H. Harland Company - Chairman and CEO
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No, we've not changed in terms of our objective with savings. Obviously, there are going to be offsets and also with this new contract coming on, for example, we'll be scaling up things like our call centers, which will be an offset to some of the cost reductions.

Shane Diamant  - Stephens Incorporated - Analyst
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Okay, and then one final question. Were there any significant contract termination payments in the quarter?

Charlie Carden  - John H. Harland Company - CFO
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No.

Tim Tuff  - John H. Harland Company - Chairman and CEO
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No.

Shane Diamant  - Stephens Incorporated - Analyst
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Okay. Thanks.

Operator
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As a final reminder if you do have an additional question please press star one at this time and again we'll pause for just a moment.

Operator
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And it appears we have no further questions so Mr. Bond, I'll turn this conference back over to you for any additional or closing remarks.

Henry Bond  - John H. Harland Company - Treasurer and VP Investor Relations
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Thanks,  Vickie.  We  appreciate  your joining us this morning as we discussed our second quarter results and our outlook for the remainder of 2004. A replay of the call is also available on our website. Thanks again for joining us.

Operator
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AND THAT CONCLUDES OUR CONFERENCE. THANK YOU VERY MUCH FOR YOUR PARTICIPATION.